Exhibit 99.4

Albemarle Corporation and Subsidiaries

SEGMENT INCOME RECONCILIATION – QUARTERLY – AS PREVIOUSLY REPORTED

(In Thousands; Unaudited)

	2012			2011
	1st Quarter	2nd Quarter	3rd Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Segment income:
Polymer Solutions	$53,555	$64,073	$43,561	$69,474	$77,167	$54,555	$36,615
Catalysts	82,156	67,103	60,673	72,592	65,603	101,852	83,554
Fine Chemistry	38,552	43,751	41,663	29,534	37,410	30,004	42,630

Total segment income	174,263	174,927	145,897	171,600	180,180	186,411	162,799

Corporate & other	(21,902)	(18,571)	(7,993)	(23,594)	(25,833)	(23,462)	(24,590)
Restructuring and other charges	—	(94,703)	(6,508)	—	—	—	—
Interest and financing expenses	(8,734)	(8,486)	(7,914)	(9,592)	(9,274)	(9,710)	(8,998)
Other income (expenses), net	(118)	(688)	2,370	338	(760)	956	(177)
Income tax expense	(35,466)	(14,747)	(26,591)	(32,172)	(30,154)	(38,097)	(29,591)

Net income attributable to Albemarle Corporation	$108,043	$37,732	$99,261	$106,580	$114,159	$116,098	$99,443

SEGMENT INCOME RECONCILIATION – QUARTERLY – AS ADJUSTED

(In Thousands; Unaudited)

	2012			2011
	1st Quarter	2nd Quarter	3rd Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Segment income:
Polymer Solutions	$55,390	$65,669	$45,291	$70,304	$78,092	$55,436	$37,457
Catalysts	83,382	68,169	61,829	73,242	66,327	102,542	84,213
Fine Chemistry	40,991	45,872	43,963	30,689	38,697	31,231	43,803

Total segment income	179,763	179,710	151,083	174,235	183,116	189,209	165,473

Corporate & other	(17,621)	(3,862)	(3,608)	(19,191)	(27,741)	(19,095)	(112,541)
Restructuring and other charges	—	(94,703)	—	—	—	—	—
Interest and financing expenses	(8,734)	(8,486)	(7,914)	(9,592)	(9,274)	(9,710)	(8,998)
Other income (expenses), net	(118)	(688)	2,370	338	(760)	956	(177)
Income tax (expense) benefit	(39,028)	(21,882)	(32,472)	(34,729)	(30,498)	(40,698)	1,791

Net income attributable to Albemarle Corporation	$114,262	$50,089	$109,459	$111,061	$114,843	$120,662	$45,548